SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 Post-Effective
                                 Amendment No. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ElderTrust
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


      Maryland                                    23-2932973
---------------------------                       ----------------------
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification Number)

10350 Ormsby Park Place, Suite 300
Louisville, Kentucky                                    40223
---------------------------------------------     ----------------
(Address of principal executive offices)          (zip code)


                      2003 Stock Option and Incentive Plan
                      ------------------------------------
                            (Full title of the plan)

                                T. Richard Riney
                                    Secretary
                       10350 Ormsby Park Place, Suite 300
                           Louisville, Kentucky 40223
                            Telephone: (502) 357-9000
                         ------------------------------
          (Name and address, including zip code, of agent for service)
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                            Thomas M. Cerabino, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019

                                EXPLANATORY NOTE

     Pursuant to a Form S-8 registration statement (File No. 333-106006) (the "Registration Statement") filed with the Securities and Exchange Commission on June 11, 2003, ElderTrust (the "Company") registered 250,000 shares of its beneficial interest, $0.01 par value per share ("Common Shares"), issuable in connection with the Company's 2003 Stock Option and Incentive Plan.

     On February 5, 2004, the Company consummated a merger (the "Merger") with Ventas Sub, LLC, a wholly-owned subsidiary of Ventas, Inc. ("Ventas"). The Merger was approved by the Company's shareholders at a special meeting of shareholders held on February 3, 2004. As a result of the Merger, each outstanding share of the Company's Common Shares has been converted into the right to receive $12.50 in cash, without interest.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister all of the shares of Common Shares originally registered thereby which remain unsold as of such termination.


                               Page 2 of 3 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky, on the day of February 6, 2004.

                                        ElderTrust

                                        By: /s/ T. Richard Riney
                                            ------------------------------
                                            Name: T. Richard Riney
                                            Title: Secretary


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                       Capacity                       Date
       ---------                       --------                       ----


/s/ Debra A. Cafaro          President and Chief Executive      February 6, 2004
-------------------------    Officer (Principal Executive
Debra A. Cafaro              Officer)


/s/ Richard A. Schweinhart   Chief Financial Officer            February 6, 2004
--------------------------   (Principal Financial Officer
Richard A. Schweinhart       and Principal Accounting Officer)


/s/ T. Richard Riney
-------------------------    Secretary and Trustee              February 6, 2004
T. Richard Riney


                               Page 3 of 3 Pages